Exhibit 99.3

MACH NATURAL RESOURCES LP

Unaudited Pro Forma Condensed Combined Financial Statements

Introduction

Mach Natural Resources LP (the “Company”) is a limited partnership focused on the acquisition, development and production of oil, natural gas and NGL reserves in the Anadarko Basin region of Western Oklahoma, Southern Kansas and the panhandle of Texas.

On December 28, 2023, the Company consummated the acquisition contemplated by the Purchase and Sale Agreement (the “Paloma PSA”), dated as of November 10, 2023, with Paloma Partners IV, LLC and its affiliated companies (the “Sellers”), pursuant to which the Company acquired from the Sellers certain interests in oil and gas properties, rights and related assets located in Blaine, Caddo, Canadian, Custer, Dewey, Grady, Kingfisher and McClain Counties, Oklahoma (the “Paloma Assets”) for aggregate purchase consideration of $733.0 million, including purchase price adjustments and capitalized transaction costs (the “Paloma Acquisition”). The Paloma Acquisition was accounted for as an asset acquisition as substantially all of the gross fair value of the Paloma Assets was concentrated in proved oil and natural gas properties, which were considered to be a group of similar identifiable assets. The cash purchase price was funded by cash on hand and borrowings from the senior secured term loan credit agreement (the “Term Loan Credit Agreement”), entered into among the Company, the guarantors party thereto, the lenders party thereto, Texas Capital Bank, as agent, and Chambers Energy Management, LP, as arranger, in connection with the Paloma Acquisition.

The unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) have been prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, using assumptions set forth in the notes to the unaudited pro forma financial statements. The following unaudited pro forma financial statements reflect the historical results of BCE-Mach III LLC (“BCE-Mach III” or the “Predecessor”), BCE-Mach LLC (“BCE-Mach”), BCE-Mach II LLC (“BCE-Mach II”) and Paloma Partners IV Holdings, LLC (“Paloma Partners”) on a pro forma basis to give effect to the following transactions, which are described in further detail below, as if they had occurred on September 30, 2023 for the unaudited condensed combined pro forma balance sheet (the “pro forma balance sheet”) and on January 1, 2022 for the unaudited condensed combined pro forma statements of operations (the “pro forma statements of operations”):

1.	The completion of the reorganization transactions (the “Corporate Reorganization”) described in “Note 1 – Basis of Pro Forma Presentation” included elsewhere in these pro forma financial statements.

2.	The initial public offering of 10,000,000 common units (the “Offering”) at a public offering price of $19.00 per common unit and the use of the net proceeds of $168.5 million as follows: (i) to repay the credit facilities of BCE-Mach and BCE-Mach II in full, (ii) to repay a portion of the BCE-Mach III credit facility and (iii) to purchase 3,750,000 common units from the existing owners prior to the Offering (the “Exchanging Members”) for $66.3 million.

3.	The entry into certain new credit agreements and termination of certain outstanding credit agreements (the “Refinancings”) described in “Note 1 – Basis of Pro Forma Presentation” included elsewhere in these pro forma financial statements.

4.	The consummation of the Paloma Acquisition pursuant to the terms of the Paloma PSA (together with the Corporate Reorganization, the Offering and the Refinancings, the “Transactions”).

The pro forma balance sheet is based on the historical balance sheets of BCE-Mach III, BCE-Mach, BCE-Mach II and Paloma Partners as of September 30, 2023, and includes pro forma adjustments to give effect to the Transactions as if they had occurred on September 30, 2023. The pro forma statements of operations are based on the historical statements of operations of BCE-Mach III, BCE-Mach, BCE-Mach II and Paloma Partners for the year ended December 31, 2022 and for the nine months ended September 30, 2023, and adjusted to give effect to the Transactions as if they occurred on January 1, 2022. All entities contributed in the Corporate Reorganization had a high degree of common ownership, though no individual controlled any of the entities and therefore the transactions are not accounted for as common control transactions, and the acquisitions of BCE-Mach and BCE-Mach II by BCE-Mach III, as the accounting acquirer, were accounted for in accordance with the business combination guidance in ASC 805.

The Company considered the guidance in ASC 805 to determine the predecessor for accounting and reporting purposes. In consideration of the guidance, Mach Natural Resources LP, BCE-Mach, BCE-Mach II and BCE-Mach III were all reviewed to determine predecessor status. Mach Natural Resources LP was not considered to be a substantive entity as it was formed for the sole purpose of receiving the transfer of equity interests and has no other operations. As such, Mach Natural Resources LP was not considered to be the accounting predecessor. For BCE-Mach, BCE-Mach II and BCE-Mach III, relevant financial data was reviewed to determine if one of the entities was significantly larger than the other entities. In reviewing total assets, oil and gas sales and operating cash flow, it was determined that BCE-Mach III was significantly larger by these relevant measures. Additionally, BCE-Mach III had a meaningful operating history over the past three years. As such, BCE-Mach III was considered to be the predecessor and accounting acquirer for accounting and reporting purposes. The pro forma information presented reflect events directly attributable to the Transactions and certain assumptions the Company believes are reasonable.

The pro forma information is not necessarily indicative of financial results that would have been attained had the Transactions occurred on the date indicated or which could be achieved in the future because they necessarily exclude various operating expenses, such as incremental general and administrative expenses associated with being a public company. The adjustments are based on currently available information and certain estimates and assumptions. Therefore, the actual adjustments may differ from the pro forma adjustments. However, management believes that the assumptions provide a reasonable basis for presenting the significant effects of the Transactions as contemplated and the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial statements. The Company has not included any adjustments depicting synergies or dis-synergies of the Corporate Reorganization or the Paloma Acquisition.

The pro forma financial statements and related notes are presented for illustrative purposes only. If the Corporate Reorganization, the Offering, the Refinancings and the Paloma Acquisition had occurred in the past, the Company’s operating results might have been materially different from those presented in the pro forma financial statements. The pro forma financial statements should not be relied upon as an indication of operating results that the Company would have achieved if the Corporate Reorganization, the Offering, the Refinancings and the Paloma Acquisition had taken place on the dates specified in the pro forma financial statements. In addition, future results may vary significantly from the results reflected in the pro forma financial statements of operations and should not be relied upon as an indication of the future results the Company.

MACH NATURAL RESOURCES LP

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2023

(in thousands)

	BCE-Mach III (Predecessor)	BCE-Mach (Historical)	BCE-Mach II (Historical)	Corporate Reorganization, Offering, and Refinancings Transaction Adjustments (Pro Forma)		Mach Natural Resources LP As Adjusted (Pro Forma)	Paloma Partners (Historical)	Paloma Acquisition Transaction Adjustments (Pro Forma)		Mach Natural Resources LP Combined (Pro Forma)
ASSETS
Current assets
Cash and cash equivalents	$58,737	$25,370	$9,127	$(73,747	)(a)	$826,447	$3,415	$(750,282	)(j)	$76,165
				806,960	(b)			(3,415	)(k)
Accounts receivable – joint interest and other	21,957	10,419	7,430	—		39,806	18,280	(3,222	)(k)	72,124
								17,260	(l)
Accounts receivable – oil, gas, and NGL sales	68,160	22,154	3,882	—		94,196	42,777	(42,777	)(k)	94,196
Inventories	17,647	14,330	1,051	—		33,028	—	166	(k)	33,194
Short-term derivative contracts	—	—	82	—		82	—	—		82
Other current assets	3,450	2,275	1,103	—		6,828	1,819	(1,819	)(k)	6,828
Total current assets	169,951	74,548	22,675	733,213		1,000,387	66,291	(784,089)		282,589
Oil and natural gas properties, using the full cost method:
Proved oil and natural gas properties	1,018,171	530,123	81,020	(322,016	)(c)	1,307,298	1,307,385	(570,466	)(c)	2,044,217
Less: accumulated depreciation, depletion and amortization	(225,604)	(297,541)	(40,532)	338,073	(c)	(225,604)	(470,518)	470,518	(c)	(225,604)
Oil and natural gas properties, net	792,567	232,582	40,488	16,057		1,081,694	836,867	(99,948)		1,818,613
Other property, plant and equipment	91,146	99,697	11,474	(100,301	)(d)	102,016	—	—		102,016
Less: accumulated depreciation	(13,722)	(42,149)	(2,621)	44,770	(d)	(13,722)	—	—		(13,722)
Other property, plant and equipment, net	77,424	57,548	8,853	(55,531)		88,294	—	—		88,294
Other assets	2,846	5,335	135	(615	)(e)	8,044	1,173	(1,173	)(k)	8,044
				343	(a)
Operating lease assets	11,995	2,898	1,153	—		16,046	1,917	(1,917	)(k)	16,046
Goodwill	—	2,674	—	(2,674	)(f)	—	—	—		—
Total assets	$1,054,783	$375,585	$73,304	$690,793		$2,194,465	$906,248	$(887,127)		$2,213,586
LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$34,106	$7,272	$1,289	$—		$42,667	$29,211	$(29,211	)(k)	$42,667
Accrued liabilities	36,774	9,628	2,904	—		49,306	2,216	(2,216	)(k)	49,306
Revenue payable	52,955	28,808	15,370	—		97,133	39,323	(21,666	)(k)	114,790
Current portion of long-term debt	—	—	—	61,875	(b)	61,875	—	—		61,875
Current portion of operating lease liabilities	8,820	1,393	450	—		10,663	479	(479	)(k)	10,663
Short-term derivative contracts	3,547	361	—	—		3,908	3,833	(3,833	)(k)	3,908
Total current liabilities	136,202	47,462	20,013	61,875		265,552	75,062	(57,405)		283,209
Long-term debt	91,900	65,000	17,100	(102,203	)(g)	745,085	148,638	(148,638	)(k)	745,085
				(71,797	)(a)
				745,085	(b)
Asset retirement obligations	55,973	34,776	19,145	(27,962	)(h)	81,932	5,940	(4,476	)(h)	83,396
Long-term portion of operating lease liabilities	3,296	1,513	704	—		5,513	1,454	(1,454	)(k)	5,513
Other long-term liabilities	603	323	408	—		1,334	—	—		1,334
Total liabilities	287,974	149,074	57,370	604,998		1,099,416	231,094	(211,973)		1,118,537
Equity:
Members’ equity	766,809	226,511	15,934	(1,009,254	)(i)	—	675,154	(675,154	)(m)	—
Partners’ capital	—	—	—	994,453	(i)	1,095,049	—	—		1,095,049
				102,203	(g)
				(1,607	)(a)
Total equity	766,809	226,511	15,934	85,795		1,095,049	675,154	(675,154)		1,095,049
Total liabilities and members’ equity	$1,054,783	$375,585	$73,304	$690,793		$2,194,465	$906,248	$(887,127)		$2,213,586

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

MACH NATURAL RESOURCES LP

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended September 30, 2023

(in thousands, except per unit data)

	BCE-Mach III (Predecessor)	BCE-Mach (Historical)	BCE-Mach II (Historical)	Corporate Reorganization, Offering, and Refinancings Transaction Adjustments (Pro Forma)		Mach Natural Resources LP As Adjusted (Pro Forma)	Paloma Partners (Historical)	Paloma Acquisition Transaction Adjustments (Pro Forma)		Mach Natural Resources LP Combined (Pro Forma)
Revenue
Oil, natural gas, and NGL sales	$479,319	$104,896	$23,772	$—		$607,987	$262,970	$(19,959	)(h)	$850,998
Midstream revenue	20,001	—	319	—		20,320	—	—		20,320
Gain (loss) on oil and natural gas derivatives	10,842	5,713	835	—		17,390	15,567	(15,567	)(i)	17,390
Product sales	24,321	—	—	—		24,321	—	—		24,321
Total revenues	534,483	110,609	24,926	—		670,018	278,537	(35,526)		913,029

Operating expenses
Gathering and processing	25,472	21,377	2,808	—		49,657	30,371	(7,489	)(h)	72,539
Lease operating expense	89,494	30,080	9,926	—		129,500	16,803	(3,480	)(h)	142,823
Midstream operating expense	8,263	—	350	—		8,613	—	—		8,613
Cost of product sales	21,599	—	—	—		21,599	—	—		21,599
Production taxes	23,186	5,252	1,142	—		29,580	13,875	(2,808	)(h)	40,647
Depreciation, depletion, and accretion – oil and natural gas	89,372	18,159	3,320	(5,852	)(a)	104,999	56,791	1,628	(a)	163,418
Depreciation and amortization – other	4,551	6,701	519	(6,572	)(b)	5,199	—	—		5,199
General and administrative	15,265	7,447	(2,174)	—		20,538	9,095	(9,095	)(j)	20,538
Total operating expenses	277,202	89,016	15,891	(12,424)		369,685	126,935	(21,244)		475,376
Income from operations	257,281	21,593	9,035	12,424		300,333	151,602	(14,282)		437,653

Other (expense) income
Interest expense	(5,843)	(4,284)	(1,148)	11,275	(c)	(78,988)	(12,392)	12,392	(k)	(78,988)
				(78,988	)(d)
Gain (loss) on sale of assets	—	—	—	—		—	(141,439)	141,439	(l)	—
Other (expense) income, net	1,550	(2,683)	(593)	—		(1,726)	791	(791	)(m)	(1,726)
Total other expense	(4,293)	(6,967)	(1,741)	(67,713)		(80,714)	(153,040)	153,040		(80,714)
Net income	$252,988	$14,626	$7,294	$(55,289)		$219,619	$(1,438)	$138,758		$356,939
Net income per common unit:
Basic and diluted	$—	$—	$—	$2.31	(f)	$2.31	$—	$1.45	(f)	$3.76
Weighted average common units outstanding:
Basic and diluted	—	—	—	95,000	(g)	95,000	—	—		95,000

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

MACH NATURAL RESOURCES LP

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended December 31, 2022

(in thousands, except per unit data)

	BCE-Mach III (Predecessor)	BCE-Mach (Historical)	BCE-Mach II (Historical)	Corporate Reorganization, Offering, and Refinancings Transaction Adjustments (Pro Forma)		Mach Natural Resources LP As Adjusted (Pro Forma)	Paloma Partners (Historical)	Paloma Acquisition Transaction Adjustments (Pro Forma)		Mach Natural Resources LP Combined (Pro Forma)
Revenue
Oil, natural gas, and NGL sales	$860,388	$233,644	$71,388	$—		$1,165,420	$415,717	$(44,011	)(h)	$1,537,126
Midstream revenue	44,373	—	459	—		44,832	—	—		44,832
Gain (loss) on oil and natural gas derivatives	(67,453)	(42,334)	(3,535)	—		(113,322)	(55,469)	55,469	(i)	(113,322)
Product sales	100,106	—	—	—		100,106	—	—		100,106
Total revenues	937,414	191,310	68,312	—		1,197,036	360,248	11,458		1,568,742

Operating expenses
Gathering and processing	47,484	34,437	5,966	—		87,887	26,242	(6,391	)(h)	107,738
Lease operating expense	95,941	35,605	13,721	—		145,267	18,375	(1,257	)(h)	162,385
Midstream operating expense	15,157	—	461	—		15,618	—	—		15,618
Cost of product sales	94,580	—	—	—		94,580	—	—		94,580
Production taxes	47,825	13,246	4,123	—		65,194	23,859	(2,095	)(h)	86,958
Depreciation, depletion, and accretion – oil and natural gas	84,070	26,621	4,487	17,089	(a)	132,267	74,344	(9,483	)(a)	197,128
Depreciation and amortization – other	4,519	8,318	679	(8,112	)(b)	5,404	—	—		5,404
General and administrative	25,454	4,577	(2,551)	—		27,480	12,810	(12,810	)(j)	27,480
Total operating expenses	415,030	122,804	26,886	8,977		573,697	155,630	(32,036)		697,291
Income from operations	522,384	68,506	41,426	(8,977)		623,339	204,618	43,494		871,451

Other (expense) income
Interest expense	(4,852)	(5,515)	(951)	11,318	(c)	(105,607)	(6,013)	6,013	(k)	(105,607)
				(105,607	)(d)
Loss on debt extinguishment	—	(898)	—	(1,607	)(e)	(2,505)	—	—		(2,505)
Gain (loss) on sale of assets	—	—	—	—		—	30	(30	)(l)	—
Other (expense) income, net	(691)	(452)	60	—		(1,083)	2,192	(2,192	)(m)	(1,083)
Total other expense	(5,543)	(6,865)	(891)	(95,896)		(109,195)	(3,791)	3,791		(109,195)
Net income	$516,841	$61,641	$40,535	$(104,873)		$514,144	$200,827	$47,285		$762,256
Net income per common unit:
Basic and diluted	$—	$—	$—	$5.41	(f)	$5.41	$—	$2.61	(f)	$8.02
Weighted average common units outstanding:
Basic and diluted	—	—	—	95,000	(g)	95,000	—	—		95,000

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

MACH NATURAL RESOURCES LP

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Pro Forma Presentation

The historical financial information included herein is derived from the financial statements of BCE-Mach III, BCE-Mach, BCE-Mach II, and Paloma Partners. For purposes of the pro forma balance sheet, it is assumed that each of the Transactions took place on September 30, 2023. For purposes of the pro forma statement of operations, it is assumed that each of the Transactions took place on January 1, 2022.

The following Transactions are reflected in the pro forma financial statements:

Corporate Reorganization

i)	Investment funds managed by Bayou City Energy Management LLC contributed 100% of their membership interests in Predecessor, BCE-Mach and BCE-Mach II to BCE Mach Aggregator LLC (“BCE-Mach Aggregator”) in exchange for 100% of the membership interests in BCE-Mach Aggregator;

ii)	Each of BCE-Mach Aggregator, the current officers and employees who own indirect equity interests in Predecessor, BCE-Mach and BCE-Mach II and Mach Resources, LLC contributed 100% of their respective membership interests in Predecessor, BCE-Mach and BCE-Mach II to the Company in exchange for a pro rata allocation of 100% of the limited partner interests in the Company;

iii)	The Company contributed 100% of its membership interests in the Predecessor, BCE-Mach and BCE-Mach II to Mach Natural Resources Intermediate LLC (“Intermediate”) in exchange for 100% of the membership interests in Intermediate; and

iv)	Intermediate contributed 100% of its membership interests in the Predecessor, BCE-Mach and BCE-Mach II to Mach Natural Resources Holdco LLC (“Holdco”) in exchange for 100% of the membership interests in Holdco.

The Offering

i)	10,000,000 common units of the Company were issued and sold to the public at an initial public offering price of $19.00 per common unit. The gross proceeds from the sale of the common units were $190.0 million, and net proceeds were $168.5 million after deducting underwriters’ fees and offering expenses; and

ii)	Net proceeds from the Offering were used as follows: (i) to repay the credit facilities of BCE-Mach and BCE-Mach II in full, (ii) to repay a portion of the BCE-Mach III credit facility and (iii) to purchase 3,750,000 common units from the Exchanging Members for $66.3 million.

The Refinancings

i)	The Company entered into an amended and restated credit agreement (the “November 2023 Credit Facility”) with a syndicate of banks, including MidFirst Bank who served as sole book runner and lead arranger. In connection with entering into the November 2023 Credit Facility on November 10, 2023, the Company repaid all amounts outstanding under the BCE-Mach III credit facility and terminated the credit facilities of BCE-Mach III, BCE-Mach and BCE-Mach II (collectively, the “Pre-IPO Credit Facilities”); and

ii)	The Company entered into (i) the Term Loan Credit Agreement, and (ii) a senior secured revolving credit agreement (the “Revolving Credit Agreement,” and together with the Term Loan Credit Agreement, the “Credit Agreements”) with a syndicate of lenders, including MidFirst Bank as the administrative agent. The Company used borrowings from the Term Loan Credit Agreement, together with cash on hand, to repay and terminate the November 2023 Credit Facility on December 28, 2023.

Paloma Acquisition

i)	The consummation of the Paloma Acquisition pursuant to the terms of the Paloma PSA.

Subsequent to the closing of the Offering, the Company has incurred direct, incremental general and administrative expenses as a result of being publicly traded, including, but not limited to, costs associated with annual and quarterly reports to unitholders, tax return preparation, independent auditor fees, incremental legal fees, investor relations activities, registrar and transfer agent fees, incremental director and officer liability insurance costs and independent director compensation. These direct, incremental general and administrative expenditures are not reflected in the historical financial statements or in the unaudited pro forma financial statements.

The pro forma financial statements reflect pro forma adjustments that are based on available information and certain assumptions that management believes are reasonable. However, actual results may differ from those reflected in these statements. In management’s opinion, all adjustments known to date that are necessary to fairly present the pro forma information have been made. The pro forma financial statements do not purport to represent what the combined entity’s results of operations would have been if the Corporate Reorganization, the Offering, the Refinancings and the Paloma Acquisition had actually occurred on January 1, 2022, nor are they indicative of the Company’s future results of operations.

These pro forma financial statements should be read in conjunction with our historical financial statements for the three and nine months ended September 30, 2023 and for the year ended December 31, 2022 included in the Company’s Quarterly Report on Form 10-Q and final prospectus filed pursuant to Rule 424(b)(4), respectively, as well as the historical financial statements of Paloma included herewith.

Note 2 – Purchase Price Allocations

The acquisitions of BCE-Mach and BCE-Mach II in connection with the Corporate Reorganization were accounted for using the acquisition method of accounting for business combinations with BCE-Mach III considered to be the accounting acquirer. The Paloma Acquisition was accounted for as an asset acquisition. The allocation of the purchase price for the acquisitions of BCE-Mach and BCE-Mach II and the Paloma Acquisition were based upon management’s estimates of and assumptions related to the fair value of assets acquired and liabilities assumed as of September 30, 2023 using currently available information. Because the pro forma financial statements have been prepared based on estimates, the final purchase price allocations and the resulting effects on the Company’s financial position and results of operations may differ significantly from the pro forma amounts included in this exhibit to the Company’s Current Report on Form 8-K. The Company has completed allocations of the purchase prices of BCE-Mach and BCE-Mach II, and expects to complete its allocation for the Paloma Acquisition during the second half of 2024.

The determination of consideration transferred and the allocation of the purchase price to assets acquired and liabilities recorded were as follows (in thousands, except unit data):

	BCE-Mach	BCE-Mach II	Paloma Acquisition
Common units issued for acquisition	7,765,625	4,215,625	—
Offering price of common units	$19.00	$19.00	$—
Equity consideration	$147,547	$80,097	$—
Cash consideration	—	—	748,587
Capitalized transaction costs	—	—	1,695
Less: purchase price adjustment receivable	—	—	(17,260)
Total acquisition consideration	$147,547	$80,097	$733,022
Assets acquired:
Cash and cash equivalents	$25,370	$9,127	$—
Accounts receivable	32,573	11,312	15,058
Other current assets	16,605	2,236	166
Proved oil and natural gas properties	189,763	99,364	736,919
Other long-term assets	11,902	7,872	—
Total assets acquired	276,213	129,911	752,143
Liabilities assumed:
Accounts payable and accrued liabilities	16,900	4,193	—
Revenue payable	28,808	15,370	17,657
Other current liabilities	1,754	450	—
Long-term debt	65,000	17,100	—
Asset retirement obligations	14,369	11,589	1,464
Other long-term liabilities	1,835	1,112	—
Total liabilities assumed	128,666	49,814	19,121
Net assets acquired	$147,547	$80,097	$733,022

Note 3 – Pro Forma Adjustments and Assumptions

The pro forma financial statements have been prepared to illustrate the effect of the Corporate Reorganization, the Offering, the Refinancings and the Paloma Acquisition and have been prepared for informational purposes only.

The preceding pro forma financial statements have been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaced the previous pro forma adjustment criteria with simplified requirements to depict the accounting for the Transactions (“Transaction Accounting Adjustments”) and allows for supplemental disclosure of the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). Management has elected not to disclose Management Adjustments.

Certain reclassification adjustments were made to the financial statement presentation of Paloma Partners in order to conform with the Company’s financial statement presentation for these pro forma financial statements. These conforming adjustments for pro forma presentation are summarized as follows:

Paloma Partners (Historical)	Pro Forma Presentation	September 30, 2023	December 31, 2022
Balance sheet:
Accounts receivable	Accounts receivable - joint interest and other	$18,280
	Accounts receivable - oil, gas, and NGL sales	42,777
Prepaid drilling costs	Other current assets	1,819
Derivative asset, noncurrent	Other assets (long-term assets)	1,173
Revenue payable and accrued expense	Accrued liabilities	2,216
	Revenue payable	39,323
Prepayments	Accounts payable	5,117
Statements of operations:
Realized gain (loss) on derivatives	Gain (loss) on oil and natural gas derivatives	$8,655	$(66,674)
Unrealized gain (loss) on derivatives	Gain (loss) on oil and natural gas derivatives	6,912	11,205
Overhead reimbursement	General and administrative	7,703	10,932

The Company made the following adjustments and assumptions in preparation of the pro forma balance sheet:

a)	Adjustments reflect amounts paid for debt issuance costs in connection with entering into the November 2023 Credit Facility on November 10, 2023 and the repayment of the remaining balances outstanding under the Pre-IPO Credit Facilities. The November 2023 Credit Facility was repaid and terminated in connection with entering into the Credit Agreements on December 28, 2023.

b)	Adjustments reflect entering into the Credit Agreements on December 28, 2023.

c)	Adjustments reflect removal of historical cost and accumulated depreciation, depletion, and amortization of oil and gas properties and replacement with current fair value as a result of the Corporate Reorganization and Paloma Acquisition. The fair value of the oil and gas properties was assessed by utilizing a fair value reserve report that used future pricing and other commonly used valuation techniques.

d)	Adjustments reflect removal of certain operator owned equipment from other property, plant and equipment, as it is included in the new fair value of oil and gas properties, as well as recording BCE-Mach II’s gathering assets at fair value. The fair value of the gathering assets was assessed using the income approach.

e)	Adjustment reflects the write-off of all loan origination fees related to the credit facilities of BCE-Mach and BCE-Mach II as part of purchase accounting.

f)	Adjustment reflects removal of goodwill as there is no implied goodwill related to the Corporate Reorganization.

g)	Adjustments reflect gross proceeds of $190.0 million from the issuance and sale of common units at an initial public offering price of $19.00 per common unit, reduced by underwriting discounts and commissions of $13.3 million, in the aggregate, and additional expenses related to the Offering of $8.2 million and the use of the net proceeds therefrom as follows:

●	To pay down $102.2 million of outstanding borrowings under the Company’s Pre-IPO Credit Facilities. The credit facilities of BCE-Mach and BCE-Mach II were repaid in full, with the remaining proceeds used to repay a portion of the BCE-Mach III credit facility.

●	To repurchase 3,750,000 common units from the Exchanging Members for approximately $66.3 million.

h)	Adjustments reflect recording asset retirement obligations assumed in the Corporate Reorganization and Paloma Acquisition at fair value.

i)	Adjustments reflect the recapitalization of the Company as part of the Corporate Reorganization, with the historical equity of BCE-Mach III recast as partners’ capital and elimination of members’ equity related to BCE-Mach and BCE-Mach II. Partners’ capital reflects the fair value of consideration transferred for the acquisitions of BCE-Mach and BCE-Mach II as part of the Corporate Reorganization.

j)	Adjustment reflects the acquisition deposit and cash paid at closing for the Paloma Acquisition, after the effects of certain preliminary purchase price adjustments and inclusive of capitalized transaction costs. The amounts paid at or prior to closing were in excess of the anticipated final settlement statement for the Paloma Acquisition. Refer to adjustment (l) below for the related purchase price adjustment receivable.

k)	Adjustments reflect eliminations of assets not acquired and liabilities not assumed as part of the Paloma Acquisition.

l)	Adjustment reflects the purchase price adjustment receivable related to cash closing payments made in excess of the anticipated final settlement statement for the Paloma Acquisition.

m)	Adjustment reflects elimination of members’ equity of Paloma Partners as part of purchase accounting.

The Company made the following adjustments and assumptions in preparation of the pro forma statements of operations:

a)	Adjustments reflect changes to depreciation, depletion and amortization expense that would have been incurred as a result of the fair value of acquired oil and natural gas properties.

b)	Adjustments reflect changes to depreciation and amortization of other assets that would have been incurred based on the fair value of acquired other property and equipment.

c)	Adjustments reflect the elimination of interest expense for the Pre-IPO Credit Facilities from the use of proceeds from the Offering and the Refinancings to pay down all debt outstanding under the Pre-IPO Credit Facilities.

d)	Adjustments reflect interest expense for the Credit Agreements on a pro forma basis assuming the amounts drawn on December 28, 2023 were outstanding from January 1, 2022.

e)	Adjustment reflects the loss on debt extinguishment related to the repayment and termination of the Pre-IPO Credit Facilities and the November 2023 Credit Facility.

f)	Adjustments reflect the computation of net income per common unit on a pro forma basis.

g)	Adjustments reflect the impact of the Company’s net issuance of common units as a result of the Corporate Reorganization and the Offering.

h)	Adjustments reflect the carve-out of revenues and operating expenses for certain oil and natural gas properties that were not acquired from Paloma Partners as part of the Paloma Acquisition.

i)	Adjustments reflect the elimination of gain (loss) on oil and natural gas derivatives for Paloma Partners related to commodity derivatives that were not assumed as part of the Paloma Acquisition.

j)	Adjustments reflect the elimination of general and administrative expenses for Paloma Partners as these expenses relate to activities that were not acquired as part of the Paloma Acquisition.

k)	Adjustments reflect the elimination of interest expense for Paloma Partners related to debt obligations that were not assumed as part of the Paloma Acquisition.

l)	Adjustments reflect the elimination of gain (loss) on sale of assets for Paloma Partners related to sales of oil and natural gas properties that were not acquired as part of the Paloma Acquisition.

m)	Adjustments reflect the elimination of other income (expense), net for Paloma Partners related to activities that were not acquired as part of the Paloma Acquisition.

Note 4 – Supplementary Disclosure for Oil and Natural Gas Producing Activities

Oil and natural gas reserves

The following tables present the estimated pro forma combined net proved developed and undeveloped oil, natural gas and NGLs reserves information as of December 31, 2022 for Mach Natural Resources’ proved reserves. The Paloma Acquisition transaction adjustments represent adjustments to remove the effects of properties retained by Paloma Partners which were not included in the Paloma Acquisition, from the Paloma Partners historical amounts. Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions. The estimates below are in certain instances presented on a “barrels of oil equivalent” or “Boe” basis. To determine Boe in the following tables, natural gas is converted to a crude oil equivalent at the ratio of six Mcf of natural gas to one barrel of crude oil equivalent.

The pro forma oil and natural gas reserves information is not necessarily indicative of the results that might have occurred had the Corporate Reorganization and Paloma Acquisition been completed on January 1, 2022 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in “Risk Factors” included in the Company’s final prospectus filed on October 26, 2023 pursuant to Rule 424(b)(4).

	Oil and Condensate (MBbls)
	BCE-Mach III (Predecessor)	BCE-Mach (Historical)	BCE-Mach II (Historical)	Mach Natural Resources LP As Adjusted (Pro Forma)	Paloma Partners (Historical)	Paloma Acquisition Transaction Adjustments (Pro Forma)	Mach Natural Resources LP Combined (Pro Forma)
Proved Developed and Undeveloped Reserves as of:
December 31, 2021	35,775	16,359	1,623	53,757	22,703	(3,519)	72,941
Revisions of previous estimates	15,675	1,133	221	17,029	(1,102)	(608)	15,319
Purchases in place	1,919	—	10	1,929	3,728	(5)	5,652
Extensions, discoveries and other additions	—	—	—	—	2,815	(997)	1,818
Sales in place	—	—	—	—	(1,622)	1,622	—
Production	(4,789)	(1,020)	(160)	(5,969)	(2,298)	370	(7,897)
December 31, 2022	48,580	16,472	1,694	66,746	24,224	(3,137)	87,833
Proved Developed Reserves as of:
December 31, 2021	22,794	12,267	1,623	36,684	10,354	(1,615)	45,423
December 31, 2022	29,984	11,629	1,694	43,307	13,033	(1,485)	54,855
Proved Undeveloped Reserves as of:
December 31, 2021	12,981	4,092	—	17,073	12,349	(1,904)	27,518
December 31, 2022	18,596	4,843	—	23,439	11,191	(1,652)	32,978

	Natural Gas (MMcf)
	BCE-Mach III (Predecessor)	BCE-Mach (Historical)	BCE-Mach II (Historical)	Mach Natural Resources LP As Adjusted (Pro Forma)	Paloma Partners (Historical)	Paloma Acquisition Transaction Adjustments (Pro Forma)	Mach Natural Resources LP Combined (Pro Forma)
Proved Developed and Undeveloped Reserves as of:
December 31, 2021	437,120	241,573	86,193	764,886	339,590	(48,403)	1,056,073
Revisions of previous estimates	167,606	28,357	14,695	210,658	(4,029)	(1,319)	205,310
Purchases in place	72,451	—	5,630	78,081	84,004	(14,772)	147,313
Extensions, discoveries and other additions	—	—	—	—	58,535	(11,028)	47,507
Sales in place	—	—	—	—	(14,868)	14,868	—
Production	(47,557)	(15,780)	(7,610)	(70,947)	(20,911)	2,926	(88,932)
December 31, 2022	629,620	254,150	98,908	982,678	442,321	(57,728)	1,367,271
Proved Developed Reserves as of:
December 31, 2021	415,141	210,858	86,193	712,192	165,872	(24,425)	853,639
December 31, 2022	527,369	212,020	98,908	838,297	201,220	(22,104)	1,017,413
Proved Undeveloped Reserves as of:
December 31, 2021	21,979	30,715	—	52,694	173,718	(23,978)	202,434
December 31, 2022	102,251	42,130	—	144,381	241,101	(35,624)	349,858

	NGLs (MBbls)
	BCE-Mach III (Predecessor)	BCE-Mach (Historical)	BCE-Mach II (Historical)	Mach Natural Resources LP As Adjusted (Pro Forma)	Paloma Partners (Historical)	Paloma Acquisition Transaction Adjustments (Pro Forma)	Mach Natural Resources LP Combined (Pro Forma)
Proved Developed and Undeveloped Reserves as of:
December 31, 2021	30,055	15,295	5,547	50,897	36,191	(5,167)	81,921
Revisions of previous estimates	11,360	1,885	1,578	14,823	2,051	(345)	16,529
Purchases in place	8,230	—	40	8,270	10,695	(2,025)	16,940
Extensions, discoveries and other additions	—	—	—	—	7,032	(1,276)	5,756
Sales in place	—	—	—	—	(1,719)	1,719	—
Production	(2,812)	(970)	(470)	(4,252)	(2,522)	231	(6,543)
December 31, 2022	46,833	16,210	6,695	69,738	51,728	(6,863)	114,603
Proved Developed Reserves as of:
December 31, 2021	29,736	13,578	5,547	48,861	17,791	(2,560)	64,092
December 31, 2022	39,239	13,827	6,695	59,761	23,111	(2,372)	80,500
Proved Undeveloped Reserves as of:
December 31, 2021	319	1,717	—	2,036	18,400	(2,607)	17,829
December 31, 2022	7,594	2,383	—	9,977	28,617	(4,491)	34,103

	Total (MBoe)
	BCE-Mach III (Predecessor)	BCE-Mach (Historical)	BCE-Mach II (Historical)	Mach Natural Resources LP As Adjusted (Pro Forma)	Paloma Partners (Historical)	Paloma Acquisition Transaction Adjustments (Pro Forma)	Mach Natural Resources LP Combined (Pro Forma)
Proved Developed and Undeveloped Reserves as of:
December 31, 2021	138,683	71,916	21,536	232,135	115,492	(16,753)	330,874
Revisions of previous estimates	54,969	7,744	4,248	66,961	278	(1,174)	66,065
Purchases in place	22,224	—	988	23,212	28,424	(4,492)	47,144
Extensions, discoveries and other additions	—	—	—	—	19,603	(4,111)	15,492
Sales in place	—	—	—	—	(5,819)	5,819	—
Production	(15,527)	(4,620)	(1,898)	(22,045)	(8,305)	1,088	(29,262)
December 31, 2022	200,349	75,040	24,874	300,263	149,673	(19,623)	430,313
Proved Developed Reserves as of:
December 31, 2021	121,719	60,988	21,536	204,243	55,790	(8,246)	251,787
December 31, 2022	157,117	60,792	24,874	242,783	69,681	(7,542)	304,922
Proved Undeveloped Reserves as of:
December 31, 2021	16,964	10,928	—	27,892	59,702	(8,507)	79,087
December 31, 2022	43,232	14,248	—	57,480	79,992	(12,081)	125,391

Standardized measure of discounted future net cash flows

The following tables present the pro forma standardized measure of discounted future net cash flows (the “pro forma standardized measure”) applicable to Mach Natural Resources’ proved reserves as of December 31, 2022. The future cash flows are discounted at 10% per year and assume continuation of existing economic conditions.

The standardized measure of discounted future net cash flows, in management’s opinion, should be examined with caution. The basis for this table is the reserve studies prepared by independent petroleum engineering consultants, which contain imprecise estimates of quantities and rates of production of reserves. Revisions of previous year estimates can have a significant impact on these results. Also, exploration costs in one year may lead to significant discoveries in later years and may significantly change previous estimates of proved reserves and their valuation. Therefore, the standardized measure of discounted future net cash flow is not necessarily indicative of the fair value of Mach Natural Resources’ proved oil and natural gas properties.

The data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on a large number of estimates and assumptions. Reserve quantities cannot be measured with precision and their estimation requires many judgmental determinations and frequent revisions. Actual future prices and costs are likely to be substantially different from the prices and costs utilized in the computation of reported amounts.

The pro forma standardized measure is not necessarily indicative of the results that might have occurred had the Corporate Reorganization and Paloma Acquisition been completed on January 1, 2022 and is not intended to be a projection of future results. Future results may vary significantly from the results reflected because of various factors, including those discussed in “Risk Factors” included in the Company’s final prospectus filed on October 26, 2023 pursuant to Rule 424(b)(4).

The pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves of our consolidated operations as of December 31, 2022 is as follows:

	(in thousands)
	BCE-Mach III (Predecessor)	BCE-Mach (Historical)	BCE-Mach II (Historical)	Mach Natural Resources LP As Adjusted (Pro Forma)	Paloma Partners (Historical)	Paloma Acquisition Transaction Adjustments (Pro Forma)	Mach Natural Resources LP Combined (Pro Forma)
Future cash inflows	$9,666,636	$3,206,749	$852,310	$13,725,695	$6,289,149	$(795,982)	$19,218,862
Future costs:
Production costs[1]	(3,143,467)	(1,086,699)	(292,974)	(4,523,140)	(925,323)	167,720	(5,280,743)
Development costs[2]	(876,115)	(241,007)	(23,486)	(1,140,608)	(521,148)	78,746	(1,583,010)
Income taxes[3]	—	—	—	—	—	—	—
Future net cash flows	5,647,054	1,879,043	535,850	8,061,947	4,842,678	(549,516)	12,355,109
10% annual discount	(2,693,549)	(1,029,073)	(281,020)	(4,003,642)	(2,508,697)	285,463	(6,226,876)
Standardized measure	$2,953,505	$849,970	$254,830	$4,058,305	$2,333,981	$(264,053)	$6,128,233

[1]	Production costs include production severance taxes, ad valorem taxes and operating expenses.

[2]	Development costs include plugging expenses, net of salvage and net capital investment.

[3]	The Company is a limited partnership treated as a partnership for federal and state income tax purposes, with the exception of the state of Texas, with taxable income of the Company passed through to partners based on their respective share. Limited partnerships are subject to state income taxes in Texas. Due to immateriality, state income taxes related to the Texas margin tax are not included in our Standardized Measure calculation.

Changes in standardized measure

The changes in the pro forma standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves of our consolidated operations for the year ended December 31, 2022 are as follows:

	(in thousands)
	BCE-Mach III (Predecessor)	BCE-Mach (Historical)	BCE-Mach II (Historical)	Mach Natural Resources LP As Adjusted (Pro Forma)	Paloma Partners (Historical)	Paloma Acquisition Transaction Adjustments (Pro Forma)	Mach Natural Resources LP Combined (Pro Forma)
Standardized measure, beginning of period	$1,413,611	$540,643	$124,185	$2,078,439	$1,048,144	$(131,896)	$2,994,687
Revisions of previous quantity estimates	962,927	98,988	45,324	1,107,239	5,110	(21,900)	1,090,449
Changes in estimated future development costs	169,405	30,957	210	200,572	(17,327)	8,588	191,833
Purchases of reserves in place	201,135	—	9,699	210,834	461,193	(59,601)	612,426
Divestiture of reserves	—	—	—	—	(43,575)	43,575	—
Net changes in prices and production costs	442,599	301,637	100,586	844,822	846,653	(64,094)	1,627,381
Net change due to extensions and discoveries, net of estimated future development and production costs	—	—	—	—	216,960	(52,376)	164,584
Accretion of discount	141,361	54,064	12,418	207,843	104,814	(13,189)	299,468
Sales of oil and gas produced, net of production costs	(669,138)	(150,356)	(47,578)	(867,072)	(347,242)	34,268	(1,180,046)
Development costs incurred during the period	261,650	14,619	441	276,710	79,129	(323)	355,516
Change in timing of estimated future production and other	29,955	(40,582)	9,545	(1,082)	(19,878)	(7,105)	(28,065)
Standardized measure, end of period	$2,953,505	$849,970	$254,830	$4,058,305	$2,333,981	$(264,053)	$6,128,233